UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 21, 2014

ONEBEACON INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Carlson Parkway, Minnetonka, Minnesota  55305
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
At the Company's 2014 Annual General Meeting of Members held on May 21, 2014:

1)	four Class II directors were elected to serve a term ending in 2017;

2)	the authorization of the election of the director nominees of Split Rock Insurance, Ltd. was approved;

3)	the advisory resolution on executive compensation was approved; and

4)	the appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2014 was approved.
As of March 27, 2014, the record date for the 2014 Annual General Meeting, a total of 23,544,149 Class A common shares and 71,754,738 Class B common shares were issued and outstanding.  The results of the vote are presented below.
Proposal 1 – Election of four Class II directors with a term ending in 2017.

Director	Vote For*	Votes Withheld	Broker Non-Votes
David T. Foy	728,855,870	8,185,337	2,739,090
Richard P. Howard	733,844,136	3,197,071	2,739,090
Ira H. Malis	736,545,812	495,395	2,739,090
Patrick A. Thiele	736,592,487	448,720	2,739,090
Proposal 2 –Authorization to elect Messrs. Christopher G. Garrod and John C. Treacy, and Ms. Sarah A. Kolar and Sheila E. Nicoll to the Board of Directors of Split Rock Insurance, Ltd.

Votes For*	Votes Against	Abstentions	Broker Non-Votes
736,761,118	236,100	43,989	2,739,090
Proposal 3 – Advisory Member Approval of Executive Compensation.

Votes For*	Votes Against	Abstentions	Broker Non-Votes
727,207,525	9,689,821	143,861	2,739,090
Proposal 4 – Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2014.

Votes For*	Votes Against	Abstentions	Broker Non-Votes
739,622,776	127,108	30,413	—

*
Each Class B common share is entitled to 10 votes for every one share; the totals shown above give effect to the 10 for 1 Class B common share voting rights.  The Class A and Class B shares vote together as one class.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Dated: May 27, 2014	By:	/s/ Sarah A. Kolar
Sarah A. Kolar, Corporate Secretary

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